                                                               Exhibit 2.n.(iii)

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of NBCi Automatic Common Exchange Security Trust (formerly, the Tenth Automatic Common Exchange Security Trust)(the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: January 14, 2000


                                                       /s/ DONALD J. PUGLISI
                                                          ----------------------
                                                          Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of NBCi Automatic Common Exchange Security Trust (formerly, the Tenth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: January 14, 2000


                                                       /s/ WILLIAM R. LATHAM
                                                          ----------------------
                                                           William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE

         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of NBCi Automatic Common Exchange Security Trust(formerly, the Tenth Automatic Common Exchange Security Trust) (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

Dated: January 14, 2000
                                                            /s/ JAMES B. O'NEILL
                                                               -----------------
                                                               James B. O'Neill